Exhibit 99.1

Charles River Laboratories Announces Third-Quarter 2021 Results

– Third-Quarter Revenue of $895.9 Million –

– Third-Quarter GAAP Earnings per Share of $2.01 and Non-GAAP Earnings per Share of $2.70 –

– Updates 2021 Guidance –

WILMINGTON, Mass.--(BUSINESS WIRE)--November 3, 2021--Charles River Laboratories International, Inc. (NYSE: CRL) today reported its results for the third quarter of 2021. For the quarter, revenue was $895.9 million, an increase of 20.5% from $743.3 million in the third quarter of 2020.

Acquisitions contributed 5.9% to consolidated third-quarter revenue growth. The impact of foreign currency translation benefited reported revenue growth by 1.0%. Excluding the effect of these items, organic revenue growth was 13.6%, driven by contributions from all three business segments. The comparison to last year’s COVID-19-related impact increased the reported and organic revenue growth rates in the third quarter of 2021 by 1.8% and 1.7%, respectively.

On a GAAP basis, third-quarter net income attributable to common shareholders was $103.4 million, an increase of 0.5% from net income of $102.9 million for the same period in 2020. Third-quarter diluted earnings per share on a GAAP basis were $2.01, a decrease of 1.0% from $2.03 for the third quarter of 2020. GAAP net income and earnings per share reflect higher revenue and a lower tax rate, which were offset by venture capital investment losses. GAAP net income and earnings per share included a loss from the Company’s venture capital and other strategic investments of $0.15 per share in the third quarter of 2021, compared to a gain of $0.29 per share for the same period in 2020. The Company’s venture capital and other strategic investment performance has been excluded from non-GAAP results.

On a non-GAAP basis, net income was $139.1 million for the third quarter of 2021, an increase of 17.9% from $118.0 million for the same period in 2020. Third‑quarter diluted earnings per share on a non-GAAP basis were $2.70, an increase of 15.9% from $2.33 per share for the third quarter of 2020. The non-GAAP net income and earnings per share increases were primarily driven by higher revenue and a lower tax rate.

James C. Foster, Chairman, President and Chief Executive Officer, said, “Our strong third-quarter results demonstrate the effectiveness of our strategy, the sustained strength of industry fundamentals, and the success we have had in becoming our clients’ partner of choice from concept, to nonclinical development, to the safe manufacture of their life-saving therapeutics.”

“We continue to add people and capacity to accommodate growing client demand and to build a scalable operating model; to enhance our scientifically distinguished portfolio; and to work with clients to devise outsourcing solutions which enable them to increase productivity and speed to market. We believe these efforts will enable us to achieve our strategic and financial goals, both in 2021 and over the longer term,” Mr. Foster concluded.

Third-Quarter Segment Results

Research Models and Services (RMS)

Revenue for the RMS segment was $171.3 million in the third quarter of 2021, an increase of 12.7% from $151.9 million in the third quarter of 2020. The impact of foreign currency translation contributed 1.4% and the acquisition of Cellero contributed 0.6% to third-quarter RMS revenue. Organic revenue growth of 10.7% was primarily driven by robust demand for research models, particularly in China, as well as higher revenue for research model services, particularly the Genetically Engineered Models and Services (GEMS) business. Third-quarter revenue for the cell supply business, which consists of HemaCare and Cellero, continued to be impacted by limitations on donor availability. The comparison to last year’s COVID-19-related impact increased the reported and organic revenue growth rates in the third quarter of 2021 by 2.2% and 2.1%, respectively.

In the third quarter of 2021, the RMS segment’s GAAP operating margin decreased to 22.8% from 24.4% in the third quarter of 2020, and on a non-GAAP basis, the operating margin decreased to 26.1% from 27.7%. The GAAP and non-GAAP operating margin decreases were primarily driven by the cell supply business.

Discovery and Safety Assessment (DSA)

Revenue for the DSA segment was $531.8 million in the third quarter of 2021, an increase of 15.3% from $461.2 million in the third quarter of 2020. The impact of foreign currency translation contributed 0.9%, and the acquisitions of Distributed Bio and Retrogenix contributed 1.4% to DSA revenue growth. Organic revenue growth of 13.0% was driven by both the Safety Assessment and Discovery Services businesses. From a client perspective, biotechnology clients were the primary driver of DSA revenue growth, with solid contributions from global biopharmaceutical clients as well.

In the third quarter of 2021, the DSA segment’s GAAP operating margin increased to 21.9% from 19.6% in the third quarter of 2020. The increase was primarily due to lower acquisition-related adjustments associated with contingent consideration. On a non-GAAP basis, the operating margin decreased by 90 basis points to 24.3% from 25.2% in the third quarter of 2020, primarily due to the impact of foreign currency translation, which reduced the DSA operating margin by approximately 70 basis points. In addition, a Discovery Services milestone payment received in the third quarter of 2020 contributed approximately 50 basis points to last year’s DSA operating margin.

Manufacturing Solutions (Manufacturing)

Revenue for the Manufacturing segment was $192.9 million in the third quarter of 2021, an increase of 48.1% from $130.2 million in the third quarter of 2020. The impact of foreign currency translation contributed 1.1%, and the acquisitions of Cognate BioServices (Cognate) and Vigene Biosciences (Vigene) contributed 27.9% to third-quarter Manufacturing revenue. Organic revenue growth of 19.1% was driven primarily by robust demand in the Biologics Testing Solutions and Microbial Solutions businesses. The comparison to last year’s COVID-19-related impact increased the reported and organic revenue growth rates in the third quarter of 2021 by 4.4% and 3.5%, respectively.

In the third quarter of 2021, the Manufacturing segment’s GAAP operating margin decreased to 25.2% from 37.1% in the third quarter of 2020, and on a non-GAAP basis, the operating margin decreased to 32.7% from 39.1%. The GAAP and non-GAAP operating margin decreases were driven primarily by the addition of the Cognate and Vigene CDMO businesses. The GAAP operating margin also declined due to amortization of intangible assets and acquisition-related costs associated with the transactions.

Updates 2021 Guidance

The Company is updating its 2021 financial guidance, which was previously provided on August 4, 2021. The Company completed the divestitures of its RMS operations in Japan and its CDMO site in Sweden on October 12th. The effect of these transactions will reduce revenue by nearly $20 million and non-GAAP diluted earnings per share by less than $0.10 in the fourth quarter of 2021. The divestitures have been reflected in the updated 2021 financial guidance.

The primary drivers of the updated reported revenue growth guidance are the impact of foreign exchange and the divestitures. Foreign currency translation is now expected to benefit reported revenue growth by 1.5% to 2.0% in 2021, compared to the prior outlook of a 2.5% benefit.

The Company is updating its GAAP and non-GAAP earnings per share guidance, primarily to reflect a lower-than-expected tax rate driven by R&D tax credits and a favorable excess tax benefit from stock-based compensation, partially offset by the impact of the divestitures. On a GAAP basis, the updated guidance also reflects a gain related to the sale of the Company’s RMS Japan operations.

The Company’s guidance for revenue growth, earnings per share, and free cash flow is as follows:

2021 GUIDANCE	CURRENT	PRIOR
Revenue growth, reported	19.5% – 20.5%	20.5% – 22.5%
Less: Contribution from acquisitions/ divestitures, net (1)	(4.0%) – (4.5%)	~(5.0%)
Unfavorable/(favorable) impact of foreign exchange	(1.5%) – (2.0%)	~(2.5%)
Revenue growth, organic (2)	13.5% – 14.5%	13% – 15%
GAAP EPS estimate	$7.05 – $7.15	$6.55 – $6.80
Acquisition-related amortization	$1.90 – $1.95	$1.90 – $2.00
Acquisition and integration-related adjustments (3)	$0.65 – $0.70	$0.70 – $0.80
Gain on the sale of RMS Japan	~($0.40)	--
Other items (4)	~$0.70	$0.70 – $0.75
Venture capital and other strategic investment losses/(gains), net (5)	$0.26	$0.10
Non-GAAP EPS estimate	$10.20 – $10.30	$10.10 – $10.35
Free cash flow (6)	~$500 million	~$500 million

Footnotes to Guidance Table:

(1) The contribution from acquisitions/divestitures (net) reflects only those transactions that have been completed.
(2) Organic revenue growth is defined as reported revenue growth adjusted for acquisitions, divestitures, and foreign currency translation.
(3) These adjustments are related to the evaluation and integration of acquisitions and divestitures, and primarily include transaction, advisory, and certain third-party integration costs, as well as adjustments related to contingent consideration and certain costs associated with acquisition-related efficiency initiatives.
(4) These items primarily relate to charges of a) approximately $0.30 associated with U.S. and international tax legislation, and b) approximately $0.40 associated with debt extinguishment costs and the write-off of deferred financing costs related to debt refinancing.
(5) Venture capital and other strategic investment performance only includes recognized gains or losses. The Company does not forecast the future performance of these investments.
(6) Reconciliation of the current 2021 free cash flow guidance is as follows: Cash flow from operating activities of approximately $720 million, less capital expenditures of approximately $220 million, equates to free cash flow of approximately $500 million.

Webcast

Charles River has scheduled a live webcast on Wednesday, November 3, at 9:00 a.m. ET to discuss matters relating to this press release. To participate, please go to ir.criver.com and select the webcast link. You can also find the associated slide presentation and reconciliations of GAAP financial measures to non-GAAP financial measures on the website.

Credit Suisse Healthcare Conference Presentation

Charles River will virtually present at the Credit Suisse 30th Annual Healthcare Conference, on Tuesday, November 9th, at 10:30 a.m. ET. Management will provide an overview of Charles River’s strategic focus and business developments.

A live webcast of the presentation will be available through a link that will be posted on ir.criver.com. A webcast replay will be accessible through the same website shortly after the presentation and will remain available for approximately two weeks.

Non-GAAP Reconciliations

The Company reports non-GAAP results in this press release, which exclude often-one-time charges and other items that are outside of normal operations. A reconciliation of GAAP to non-GAAP results is provided in the schedules at the end of this press release.

Use of Non-GAAP Financial Measures

This press release contains non-GAAP financial measures, such as non-GAAP earnings per diluted share, which exclude the amortization of intangible assets, and other charges related to our acquisitions and divestitures; expenses associated with evaluating and integrating acquisitions and divestitures, as well as fair value adjustments associated with contingent consideration; charges, gains, and losses attributable to businesses or properties we plan to close, consolidate, or divest; severance and other costs associated with our efficiency initiatives; the impact of the termination of the Company’s U.S. pension plan; the write-off of deferred financing costs and fees related to debt financing; third-party costs associated with the remediation of unauthorized access into our information systems detected in March 2019; investment gains or losses associated with our venture capital and other strategic equity investments; certain costs in our Microbial Solutions business related to environmental litigation; and adjustments related to the recognition of deferred tax assets expected to be utilized as a result of changes to the our international financing structure and the revaluation of deferred tax liabilities as a result of foreign tax legislation. This press release also refers to our revenue in both a GAAP and non-GAAP basis: “organic revenue growth,” which we define as reported revenue growth adjusted for foreign currency translation, acquisitions, and divestitures. We exclude these items from the non-GAAP financial measures because they are outside our normal operations. There are limitations in using non-GAAP financial measures, as they are not presented in accordance with generally accepted accounting principles, and may be different than non-GAAP financial measures used by other companies. In particular, we believe that the inclusion of supplementary non-GAAP financial measures in this press release helps investors to gain a meaningful understanding of our core operating results and future prospects without the effect of these often-one-time charges, and is consistent with how management measures and forecasts the Company's performance, especially when comparing such results to prior periods or forecasts. We believe that the financial impact of our acquisitions and divestitures (and in certain cases, the evaluation of such acquisitions and divestitures, whether or not ultimately consummated) is often large relative to our overall financial performance, which can adversely affect the comparability of our results on a period-to-period basis. In addition, certain activities and their underlying associated costs, such as business acquisitions, generally occur periodically but on an unpredictable basis. We calculate non-GAAP integration costs to include third-party integration costs incurred post-acquisition. Presenting revenue on an organic basis allows investors to measure our revenue growth exclusive of acquisitions, divestitures, and foreign currency exchange fluctuations more clearly. Non-GAAP results also allow investors to compare the Company’s operations against the financial results of other companies in the industry who similarly provide non-GAAP results. The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for results of operations presented in accordance with GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules and regulations. Reconciliations of the non-GAAP financial measures used in this press release to the most directly comparable GAAP financial measures are set forth in this press release, and can also be found on the Company’s website at ir.criver.com.

Caution Concerning Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “intend,” “will,” “would,” “may,” “estimate,” “plan,” “outlook,” and “project,” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements also include statements regarding the impact of the COVID-19 pandemic; the projected future financial performance of Charles River and our specific businesses; the future demand for drug discovery and development products and services, including our expectations for future revenue trends; our expectations with respect to the impact of acquisitions and divestitures completed in 2020 and 2021 on the Company, our service offerings, client perception, strategic relationships, revenue, revenue growth rates, and earnings; the development and performance of our services and products, including our investments in our portfolio; market and industry conditions including the outsourcing of services and spending trends by our clients; and Charles River’s future performance as delineated in our revised forward-looking guidance, and particularly our expectations with respect to revenue, the impact of foreign exchange, enhanced efficiency initiatives, and the assumptions surrounding the COVID-19 pandemic that form the basis for our revised annual guidance. Forward-looking statements are based on Charles River’s current expectations and beliefs, and involve a number of risks and uncertainties that are difficult to predict and that could cause actual results to differ materially from those stated or implied by the forward-looking statements. Those risks and uncertainties include, but are not limited to: the COVID-19 pandemic, its duration, its impact on our business, results of operations, financial condition, liquidity, business practices, operations, suppliers, third party service providers, clients, employees, industry, ability to meet future performance obligations, ability to efficiently implement advisable safety precautions, and internal controls over financial reporting; the COVID-19 pandemic’s impact on client demand, the global economy and financial markets; the ability to successfully integrate businesses we acquire (including Cognate BioServices and Vigene Biosciences, and risks and uncertainties associated with Cognate’s and Vigene’s products and services, which are in areas that the Company did not previously operate); the timing and magnitude of our share repurchases; negative trends in research and development spending, negative trends in the level of outsourced services, or other cost reduction actions by our clients; the ability to convert backlog to revenue; special interest groups; contaminations; industry trends; new displacement technologies; USDA and FDA regulations; changes in law; the impact of Brexit; continued availability of products and supplies; loss of key personnel; interest rate and foreign currency exchange rate fluctuations; changes in tax regulation and laws; changes in generally accepted accounting principles; and any changes in business, political, or economic conditions due to the threat of future terrorist activity in the U.S. and other parts of the world, and related U.S. military action overseas. A further description of these risks, uncertainties, and other matters can be found in the Risk Factors detailed in Charles River's Annual Report on Form 10-K as filed on February 17, 2021 and the Quarterly Report on Form 10-Q as filed on August 4, 2021, as well as other filings we make with the Securities and Exchange Commission. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by Charles River, and Charles River assumes no obligation and expressly disclaims any duty to update information contained in this press release except as required by law.

Assessment of COVID-19 Impact in 2020

In this press release, the Company has provided its assessment for the impact from the COVID-19 pandemic in 2020, including on the Company's revenue. This assessment was determined using methodologies, assumptions, and estimates that vary depending on the specific reporting segment and situation. For the Research Models and Services segment, the assessment was primarily based on comparisons to daily historical research model sales volumes prior to the COVID-19 pandemic and the subsequent reduction in research model order activity associated with our clients’ COVID-19 pandemic-related site closures and/or their reduced on-site activity, as well as our discussions with clients, particularly of our research model services and HemaCare businesses, with regard to revenue expectations and operational impacts from the COVID-19 pandemic. For the Discovery and Safety Assessment segment, the assessment was based on multiple factors including, but not limited to, discussions with clients with regard to the cause of delays to discovery projects and safety assessment studies, location-specific actions to ensure employee safety in our facilities, the impact of remote versus in-person activities and services, and supply chain delays and other resource constraints. For the Manufacturing Solutions segment, the assessment was based on multiple factors including, but not limited to, analysis of the sales impact due to the COVID-19 pandemic, assessments of idle instruments and the related revenue streams due to the inability to access clients’ sites, as well as discussions with clients with regard to their revenue expectations and operations. The estimated revenue loss related to COVID-19 was also expected to be partially offset by incremental work on clients’ COVID-19 programs. Because this assessment involves risks and uncertainties, actual events and results may differ materially from these estimates and assumptions, and Charles River assumes no obligation and expressly disclaims any duty to update them.

About Charles River

Charles River provides essential products and services to help pharmaceutical and biotechnology companies, government agencies and leading academic institutions around the globe accelerate their research and drug development efforts. Our dedicated employees are focused on providing clients with exactly what they need to improve and expedite the discovery, early-stage development and safe manufacture of new therapies for the patients who need them. To learn more about our unique portfolio and breadth of services, visit www.criver.com.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 1
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(in thousands, except for per share data)

	Three Months Ended		Nine Months Ended
	September 25, 2021	September 26, 2020	September 25, 2021	September 26, 2020

Service revenue	$703,859	$580,774	$2,045,760	$1,677,927
Product revenue	192,078	162,526	589,350	455,016
Total revenue	895,937	743,300	2,635,110	2,132,943
Costs and expenses:
Cost of services provided (excluding amortization of intangible assets)	468,659	377,226	1,369,396	1,124,988
Cost of products sold (excluding amortization of intangible assets)	90,051	76,800	278,188	234,382
Selling, general and administrative	148,573	128,289	475,807	385,902
Amortization of intangible assets	32,852	28,232	94,664	83,869
Operating income	155,802	132,753	417,055	303,802
Other income (expense):
Interest income	137	179	343	771
Interest expense	(16,455)	(18,867)	(62,364)	(53,286)
Other (expense) income, net	(16,214)	21,211	(37,966)	23,400
Income before income taxes	123,270	135,276	317,068	274,687
Provision for income taxes	18,111	32,665	58,058	53,571
Net income	105,159	102,611	259,010	221,116
Less: Net income (expense) attributable to noncontrolling interests	1,733	(298)	5,606	3
Net income attributable to common shareholders	$103,426	$102,909	$253,404	$221,113

Earnings per common share
Net income attributable to common shareholders:
Basic	$2.05	$2.07	$5.04	$4.47
Diluted	$2.01	$2.03	$4.93	$4.39

Weighted-average number of common shares outstanding;
Basic	50,425	49,703	50,234	49,482
Diluted	51,558	50,702	51,360	50,371

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 2
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands, except per share amounts)

	September 25, 2021	December 26, 2020
Assets
Current assets:
Cash and cash equivalents	$212,539	$228,424
Trade receivables and contract assets, net of allowances for doubtful accounts of $7,024 and $6,702, respectively	660,452	617,740
Inventories	181,694	185,695
Prepaid assets	77,527	96,712
Other current assets	246,828	72,560
Total current assets	1,379,040	1,201,131
Property, plant and equipment, net	1,175,911	1,124,358
Operating lease right-of-use assets, net	284,722	178,220
Goodwill	2,736,322	1,809,168
Client relationships, net	1,012,606	721,505
Other intangible assets, net	87,274	66,094
Deferred tax assets	41,117	37,729
Other assets	341,445	352,626
Total assets	$7,058,437	$5,490,831

Liabilities, Redeemable Noncontrolling Interests and Equity
Current liabilities:
Current portion of long-term debt and finance leases	$2,275	$50,214
Accounts payable	127,913	122,475
Accrued compensation	223,045	206,823
Deferred revenue	221,731	207,942
Accrued liabilities	244,790	149,820
Other current liabilities	163,997	102,477
Total current liabilities	983,751	839,751
Long-term debt, net and finance leases	2,892,676	1,929,571
Operating lease right-of-use liabilities	244,012	155,595
Deferred tax liabilities	259,119	217,031
Other long-term liabilities	214,258	205,215
Total liabilities	4,593,816	3,347,163
Redeemable noncontrolling interests	32,556	25,499
Equity:
Preferred stock, $0.01 par value; 20,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $0.01 par value; 120,000 shares authorized; 50,607 shares issued and 50,460 shares outstanding as of September 25, 2021, and 49,767 shares issued and outstanding as of December 26, 2020	506	498
Additional paid-in capital	1,720,461	1,627,564
Retained earnings	878,818	625,414
Treasury stock, at cost, 147 and 0 shares, as of September 25, 2021 and December 26, 2020, respectively	(40,440)	-
Accumulated other comprehensive loss	(132,779)	(138,874)
Total equity attributable to common shareholders	2,426,566	2,114,602
Noncontrolling interest	5,499	3,567
Total equity	2,432,065	2,118,169
Total liabilities, redeemable noncontrolling interests and equity	$7,058,437	$5,490,831

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 3
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in thousands)

	Nine Months Ended
	September 25, 2021	September 26, 2020
Cash flows relating to operating activities
Net income	$259,010	$221,116
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	198,299	174,048
Stock-based compensation	52,289	40,973
Debt extinguishment and financing costs	28,972	2,759
Deferred income taxes	(13,757)	(3,131)
Loss (gain) on venture capital and strategic equity investments, net	17,277	(32,226)
Other, net	(9,432)	14,143
Changes in assets and liabilities:
Trade receivables and contract assets, net	(35,592)	(51,456)
Inventories	(5,639)	(14,055)
Accounts payable	11,431	(12,327)
Accrued compensation	18,210	29,438
Deferred revenue	(9,394)	(1,308)
Customer contract deposits	4,850	9,887
Other assets and liabilities, net	15,017	30,335
Net cash provided by operating activities	531,541	408,196
Cash flows relating to investing activities
Acquisition of businesses and assets, net of cash acquired	(1,292,093)	(419,146)
Capital expenditures	(129,997)	(78,706)
Purchases of investments and contributions to venture capital investments	(31,963)	(19,887)
Proceeds from sale of investments	5,960	5,810
Other, net	854	(1,192)
Net cash used in investing activities	(1,447,239)	(513,121)
Cash flows relating to financing activities
Proceeds from long-term debt and revolving credit facility	6,119,671	1,411,954
Proceeds from exercises of stock options	43,314	43,806
Payments on long-term debt, revolving credit facility, and finance lease obligations	(5,190,394)	(1,320,961)
Purchase of treasury stock	(40,440)	(23,905)
Payment of debt extinguishment and financing costs	(38,253)	-
Other, net	(2,328)	(4,417)
Net cash provided by financing activities	891,570	106,477
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	17,514	5,825
Net change in cash, cash equivalents, and restricted cash	(6,614)	7,377
Cash, cash equivalents, and restricted cash, beginning of period	233,119	240,046
Cash, cash equivalents, and restricted cash, end of period	$226,505	$247,423

Supplemental cash flow information:
Cash and cash equivalents	$212,539	$242,879
Cash classified within current assets held for sale	8,612	-
Restricted cash included in Other current assets	4,275	2,968
Restricted cash included in Other assets	1,079	1,576
Cash, cash equivalents, and restricted cash, end of period	$226,505	$247,423

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 4
RECONCILIATION OF GAAP TO NON-GAAP
SELECTED BUSINESS SEGMENT INFORMATION (UNAUDITED)(1)
(in thousands, except percentages)

	Three Months Ended		Nine Months Ended
	September 25, 2021	September 26, 2020	September 25, 2021	September 26, 2020
Research Models and Services
Revenue	$171,258	$151,910	$524,862	$414,455
Operating income	39,111	37,108	126,626	68,325
Operating income as a % of revenue	22.8%	24.4%	24.1%	16.5%
Add back:
Amortization related to acquisitions	5,344	4,010	16,029	15,581
Severance	-	27	7	527
Acquisition related adjustments (2)	241	922	1,217	1,499
Site consolidation costs, impairments and other items	-	(59)	-	200
Total non-GAAP adjustments to operating income	$5,585	$4,900	$17,253	$17,807
Operating income, excluding non-GAAP adjustments	$44,696	$42,008	$143,879	$86,132
Non-GAAP operating income as a % of revenue	26.1%	27.7%	27.4%	20.8%

Depreciation and amortization	$9,927	$9,455	$29,450	$27,333
Capital expenditures	$18,026	$3,552	$29,521	$15,585

Discovery and Safety Assessment
Revenue	$531,823	$461,177	$1,573,095	$1,342,424
Operating income	116,548	90,348	312,011	234,872
Operating income as a % of revenue	21.9%	19.6%	19.8%	17.5%
Add back:
Amortization related to acquisitions	20,983	22,191	64,807	68,326
Severance	(180)	423	1,160	3,987
Acquisition related adjustments (2)	(9,316)	461	(3,642)	2,845
Site consolidation costs, impairments and other items	961	2,938	1,254	5,872
Total non-GAAP adjustments to operating income	$12,448	$26,013	$63,579	$81,030
Operating income, excluding non-GAAP adjustments	$128,996	$116,361	$375,590	$315,902
Non-GAAP operating income as a % of revenue	24.3%	25.2%	23.9%	23.5%

Depreciation and amortization	$44,072	$42,707	$132,268	$125,138
Capital expenditures	$23,270	$15,532	$60,783	$46,436

Manufacturing Solutions
Revenue	$192,856	$130,213	$537,153	$376,064
Operating income	48,563	48,246	154,717	132,288
Operating income as a % of revenue	25.2%	37.1%	28.8%	35.2%
Add back:
Amortization related to acquisitions	7,888	2,150	17,914	6,614
Severance	1,515	333	2,344	1,985
Acquisition related adjustments (2)	4,116	-	4,844	(421)
Site consolidation costs, impairments and other items (3)	1,074	169	1,114	169
Total non-GAAP adjustments to operating income	$14,593	$2,652	$26,216	$8,347
Operating income, excluding non-GAAP adjustments	$63,156	$50,898	$180,933	$140,635
Non-GAAP operating income as a % of revenue	32.7%	39.1%	33.7%	37.4%

Depreciation and amortization	$13,953	$6,655	$34,474	$19,257
Capital expenditures	$13,296	$5,787	$34,008	$13,985

Unallocated Corporate Overhead	$(48,420)	$(42,949)	$(176,299)	$(131,683)
Add back:
Severance	-	36	(151)	36
Acquisition related adjustments (2)	3,387	2,124	29,011	9,976
Other items (3)	-	89	-	(661)
Total non-GAAP adjustments to operating expense	$3,387	$2,249	$28,860	$9,351
Unallocated corporate overhead, excluding non-GAAP adjustments	$(45,033)	$(40,700)	$(147,439)	$(122,332)

Total
Revenue	$895,937	$743,300	$2,635,110	$2,132,943
Operating income	155,802	132,753	417,055	303,802
Operating income as a % of revenue	17.4%	17.9%	15.8%	14.2%
Add back:
Amortization related to acquisitions	34,215	28,351	98,750	90,521
Severance	1,335	819	3,360	6,535
Acquisition related adjustments (2)	(1,572)	3,507	31,430	13,899
Site consolidation costs, impairments and other items (3)	2,035	3,137	2,368	5,580
Total non-GAAP adjustments to operating income	$36,013	$35,814	$135,908	$116,535
Operating income, excluding non-GAAP adjustments	$191,815	$168,567	$552,963	$420,337
Non-GAAP operating income as a % of revenue	21.4%	22.7%	21.0%	19.7%

Depreciation and amortization	$68,686	$59,580	$198,299	$174,048
Capital expenditures	$55,536	$26,185	$129,997	$78,706

(1)	Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of often-one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with U.S. GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations and guidance.
(2)	These adjustments are related to the evaluation and integration of acquisitions, which primarily include transaction, third-party integration, and certain compensation costs, and fair value adjustments associated with contingent consideration.
(3)	Other items include certain costs in our Microbial Solutions business related to environmental litigation incurred during the three and nine months ended September 25, 2021, which impacted Manufacturing Solutions; and third-party costs, net of insurance reimbursements, incurred during the three and nine months ended September 26, 2020 associated with the remediation of the unauthorized access into the Company's information systems which was detected in March 2019, which impacted Unallocated Corporate Overhead.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 5
RECONCILIATION OF GAAP EARNINGS TO NON-GAAP EARNINGS (UNAUDITED)(1)
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 25, 2021	September 26, 2020	September 25, 2021	September 26, 2020

Net income attributable to common shareholders	$103,426	$102,909	$253,404	$221,113
Add back:
Non-GAAP adjustments to operating income (Refer to previous schedule)	36,013	35,814	135,908	116,535
Write-off of deferred financing costs and fees related to debt financing	-	-	26,089	-
Venture capital and strategic equity investment losses (gains), net	10,367	(20,350)	17,277	(32,226)
Other (2)	-	-	(2,942)	-
Tax effect of non-GAAP adjustments:
Non-cash tax provision related to international financing structure (3)	1,461	804	3,781	2,990
Enacted tax law changes	-	-	10,036	-
Tax effect of the remaining non-GAAP adjustments	(12,139)	(1,216)	(41,468)	(19,040)
Net income attributable to common shareholders, excluding non-GAAP adjustments	$139,128	$117,961	$402,085	$289,372

Weighted average shares outstanding - Basic	50,425	49,703	50,234	49,482
Effect of dilutive securities:
Stock options, restricted stock units and performance share units	1,133	999	1,126	889
Weighted average shares outstanding - Diluted	51,558	50,702	51,360	50,371

Earnings per share attributable to common shareholders:
Basic	$2.05	$2.07	$5.04	$4.47
Diluted	$2.01	$2.03	$4.93	$4.39

Basic, excluding non-GAAP adjustments	$2.76	$2.37	$8.00	$5.85
Diluted, excluding non-GAAP adjustments	$2.70	$2.33	$7.83	$5.74
(1)	Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of often-one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with U.S. GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations and guidance.
(2)	Includes adjustments related to the gain on an immaterial divestiture and the finalization of the annuity purchase related to the termination of the Company's U.S. pension plan.
(3)	This adjustment relates to the recognition of deferred tax assets expected to be utilized as a result of changes to the Company's international financing structure.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 6
RECONCILIATION OF GAAP REVENUE GROWTH
TO NON-GAAP REVENUE GROWTH, ORGANIC (UNAUDITED) (1)

Three Months Ended September 25, 2021	Total CRL	RMS Segment	DSA Segment	MS Segment

Revenue growth, reported	20.5%	12.7%	15.3%	48.1%
Decrease (increase) due to foreign exchange	(1.0)%	(1.4)%	(0.9)%	(1.1)%
Contribution from acquisitions (2)	(5.9)%	(0.6)%	(1.4)%	(27.9)%
Non-GAAP revenue growth, organic (3)	13.6%	10.7%	13.0%	19.1%

Nine Months Ended September 25, 2021	Total CRL	RMS Segment	DSA Segment	MS Segment

Revenue growth, reported	23.5%	26.6%	17.2%	42.8%
Decrease (increase) due to foreign exchange	(2.6)%	(3.5)%	(2.1)%	(3.5)%
Contribution from acquisitions (2)	(4.2)%	(1.5)%	(0.9)%	(18.9)%
Non-GAAP revenue growth, organic (3)	16.7%	21.6%	14.2%	20.4%
(1)	Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of often-one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with U.S. GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations and guidance.
(2)	The contribution from acquisitions reflects only completed acquisitions.
(3)	Organic revenue growth is defined as reported revenue growth adjusted for acquisitions and foreign exchange.

Contacts

Investor Contacts:
Todd Spencer
Corporate Vice President,
Investor Relations
781.222.6455
todd.spencer@crl.com

Media Contact:
Amy Cianciaruso
Corporate Vice President,
Public Relations
781.222.6168
amy.cianciaruso@crl.com